Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham. Massachusetts 02453

Repligen Announces Extension of Long Term Supply Agreement for Protein A

- Reaffirms position as strategic supplier of affinity ligands to GE Healthcare -

WALTHAM, MA – February 24, 2016 – Repligen Corporation (NASDAQ:RGEN) today announced that it has extended through 2019 a key long-term supply agreement with GE Healthcare for the manufacture of Protein A ligands at the Company’s facility in Lund, Sweden. In extending this agreement, the Company aligned important manufacturing and supply terms with its existing GE Healthcare long-term supply agreement, which runs through 2021, for production out of the Company’s Waltham, MA facility. The combined agreements maintain Repligen as the main strategic supplier of recombinant and native forms of Protein A ligands to GE Healthcare.

Tony J. Hunt, President and Chief Executive Officer of Repligen said, “This agreement ensures the supply of high quality Protein A ligands to GE Healthcare. Our longtime collaboration is supported by Repligen’s business continuity plans, quality systems and access to our research and development team. We are proud of our Protein A manufacturing expertise and look forward to continuing this important relationship with GE Healthcare.”

Protein A ligands are the critical component of Protein A chromatography media that bind and allow for the affinity purification of monoclonal antibodies. Protein A media is used in the manufacture of nearly all monoclonal antibody-based biologic drugs. Repligen is a leading supplier of Protein A affinity ligands, which the Company has manufactured for GE Healthcare for more than 15 years.

There are currently more than 50 monoclonal antibodies that have received regulatory approval and more than 300 are at various stages of clinical development. Worldwide revenues from this class of drug exceeded $85 billion in 2015.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are a leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal

- more -

antibody therapeutics. Our ATF System and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we developed and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand that we deliver pre-packed with our customers’ choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, express or implied statements regarding current or future financial performance and position, including management’s strategy, plans and objectives for future operations, product development and sales, and development and manufacturing plans, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Senior Director Investor Relations

(781) 419-1881

snewman@repligen.com

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